EXHIBIT 10.2


                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                            SIGN MEDIA SYSTEMS, INC.

                                       AND

                        APPLIED ADVERTISING NETWORK, LLC

                            SIGN MEDIA SYSTEMS, INC.

DISTRIBUTOR AGREEMENT

         THIS DISTRIBUTOR AGREEMENT ("Agreement") is made and entered into on this 30th day of December 2003 (the "Effective Date"), between SIGN MEDIA SYSTEMS, INC. of 2100 19th Street, Sarasota, FL 334234 ("SMS"), and ADvanced ADvertising Network, LLC of 210 Villa Di Esta Terrace, Ste. 104, Lake Mary, FL 32746 ("Distributor").

The parties agree as follows:

1.       SCOPE OF AGREEMENT; DEFINITIONS

         1.1. SCOPE OF AGREEMENT. This Agreement provides for the marketing and distribution by Distributor of the SMS products ("Products" as defined below) identified on one or more Commercial Terms Schedules ("Commercial Terms") attached to this Agreement or subsequently executed by both parties referencing this Agreement. The parties may, but shall be under no obligation to, execute multiple Commercial Terms Schedules to provide for the distribution by Distributor of more than one line of SMS products. The Commercial Terms are subject to change by SMS in the sole and absolute discretion of SMS upon 15 days written notice of such change.

         1.2. DEFINITIONS.

                  (a) "Agreement" means this agreement.

                  (b) "Commercial Terms" means the meaning set forth in section
1.1 of this Agreement.

                  (c) "Dealer" mans a third party that acquires Products from the Distributor for resale to End Users.

                  (d) "Demonstration Products" means the commercially available Products listed in the Commercial Terms which are used internally by Distributor listed in the applicable Demonstration Products order form(s) for demonstration and support purposes only and not for resale.

                  (e) "Documentation" means technical manuals relating to the end use of the Products.

                  (f) "Effective Date" means the day and year first above written.

                  (g) "End User" means a third party that acquires Products from a Dealer for the third party's own use.

                  (h) "Products" means all or any portion of the commercially available products specified in the Commercial Terms. If more than one Commercial Terms Schedule is executed by the parties referencing this Agreement, "Products" shall refer collectively to the products listed in all Commercial Terms Schedules.

                  (i) "SMS" means Sign Media Systems, Inc., a Florida corporation.

                  (j) "Term" means the period set forth in Section 6.1 of this Agreement.

                  (k) "Territory" means the United States of America and Central America.

2.       APPOINTMENT AS DISTRIBUTOR

         2.1. APPOINTMENT. During the Term and subject to the terms and conditions of this Agreement, SMS hereby grants to Distributor, and Distributor hereby accepts, the non-exclusive right to distribute and sell the Products to Dealers in the Territory. The Products shall be distributed by Distributor under SMS's trademarks. SMS reserves the right to establish or appoint any number of other distributors, resellers, private labelers, dealers or third parties, in any area for any purpose, directly or indirectly, to sell and lease Products. Notwithstanding anything herein to the contrary, the Distributor shall only sell and distribute Products to Dealers approved by SMS as provided herein, and shall not sell or distribute Products to End Users.

         2.2. DEMONSTRATION PRODUCTS. Distributor may acquire Demonstration Products in accordance with the terms and conditions set forth in the Commercial Terms. Distributor must complete SMS's then standard Demonstration Products order form and deliver such order form to SMS for each of the Demonstration Products acquired by Distributor under this Agreement. Demonstration Products may not be used by Distributor for production purposes or transferred, sold or leased to any third party.

         2.3. APPOINTMENT OF DEALERS. Subject to the written approval of SMS, Distributor may appoint Dealers anywhere in the Territory.

         2.4      DISTRIBUTION LIMITATIONS.

                  (a) Except as approved by SMS in writing as hereinabove provided, Distributor shall not have any right to establish or appoint any Dealers, sub-dealers, resellers, or sub-distributors of the Products.

                  (b) Distributor shall not, nor shall it permit any third party to: (i) sell, lease, copy or manufacture the Products or any portion thereof;
(ii) modify, adapt, enhance, extend, or reverse engineer the Products. Distributor may provide other products and services in combination with the Products.

                  (c) Distributor agrees not to export, re-export or disclose, directly or indirectly, the Products or related technical information, documents or materials (or any direct product thereof) without the prior written consent, if required, of the Office of Export Administration of the US Department of Commerce. Distributor agrees to comply with any other applicable export laws and regulations.

         2.5. COMPLIANCE WITH LAWS.

                  (a) Distributor will, at its expense, obtain and maintain the governmental authorizations, registrations and filings that may be required under the laws of the Territory to execute or perform this Agreement. Distributor will consult SMS and obtain SMS's prior written approval before registering this Agreement with any government authorities. Distributor will otherwise comply with all laws, regulations and other legal requirements that apply to this Agreement, including tax and foreign exchange legislation and will promptly notify SMS of any change in legislation that may affect Distributor's performance of this Agreement.

                  (b) Distributor will not use any payment or other benefit derived from SMS to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to an employee, officer or other person acting in an official capacity for any government or agency or any political party, party official or candidate for political office.

3.       OBLIGATIONS OF THE DISTRIBUTOR

         3.1. MARKETING. Distributor shall use its best efforts to actively promote, market and sell the Products, and shall maintain the formal name of the Products (with their appropriate trademark, service mark, logo, or trade name designations) in all advertising and other printed materials relating to the Products. SMS reserves the right to require Distributor to furnish to SMS in advance for review and approval any and all promotional, advertising and other materials which refer to the Products or which use or display any trademark, service mark, logo or trade name of SMS. SMS also reserves the right to require Distributor to discontinue use of any promotional, advertising or other materials referring to SMS or the Products.

         3.2. ORDERS.

                  (a) Distributor is responsible for shipment, delivery and installation of the Products and all associated shipment charges, customs duties, import or export licenses, taxes and other such items. Distributor shall report all sales and leases of the Products to SMS on a monthly basis within fifteen (15) days of the end of each calendar month. All such reports shall list the Dealer name and address, the number of Products sold, and, if then available, the make, model, tag number and serial number of the vehicle(s) on which the Product(s) will be attached.

                  (b) Distributor understands and acknowledges that the issuance of warranties for the Products distributed under this Agreement shall require Distributor or its Dealers to submit SMS's then standard registration form for the Products containing the information required by SMS about how a prospective End User proposes to use the Product(s), the identity of the End User, the make, tag number, model and serial number of the vehicle on which the Products will be used and the other information set forth on SMS's then current registration form. In addition, SMS shall not be authorized to issue such warranty to any End User unless the Products delivered have been reported by Distributor to SMS as provided herein and authorized by SMS for the usage identified by the End User. Distributor understands and agrees that SMS may delay or withhold issuance of warranties for the Products in the event Distributor or the End User fails to provide the necessary information to issue the warranties as provided herein. No provisions in Distributor's purchase orders, agreements or in any other business forms employed by Distributor shall add to or supersede the terms and conditions of this Agreement, which shall exclusively govern the relationship of the parties.

                  (c) Upon receipt of orders from Distributor that comply with all requirements of this Agreement, SMS will, unless Distributor is delinquent in its payments or in breach of its agreements with SMS, make reasonable efforts to fill all orders for the Products, and issue associated warranties, to Distributor or the End Users. SMS shall not be liable to Distributor, or to any other person, for SMS's failure to fill any orders, or for any delay in delivery or error in filing any orders for any reason whatsoever. SMS shall have no obligation to export any Products from the United States. Risk of loss to the Products shall pass to Distributor F.O.B. SMS's shipping facility.

                  (d) Unless otherwise agreed, all Products shall be shipped by SMS at the expense of the Distributor to Distributor at Distributor's address set forth above or such other address in the Territory as Distributor may notify SMS as its delivery address FOB SMS's shipping facility. SMS shall have no obligation to ship directly to Distributor's customers. SMS will select the appropriate method of shipment for Distributor's account. Distributor shall be responsible for shipment to its Customers.

         3.3. REPRESENTATIONS. Distributor shall not make (i) any representation or warranty whatsoever on behalf of SMS; (ii) any representation or warranty concerning the quality, performance or other characteristics of the Products other than those which are consistent in all respects with, and do not expand the scope of, the warranties set forth in this Agreement; or (iii) any commitment to modify any of the Products.

4.       PRICES

         4.1 PRODUCT PRICES. The price charged by SMS to Distributor for the Products acquired by Distributor from SMS during the term of this Agreement shall be the then prevailing suggested list price for the Products ordered by Distributor under the Commercial Terms less a Thirty-Five percent (35%) discount. The current prevailing suggest list price for the Products is set forth on the Commercial Terms and SMS may, from time to time, upon fifteen (15) days prior notice, in its sole and absolute discretion, make changes in the prevailing suggest list price for the Products and such changed prevailing suggest list price shall become the then prevailing suggested list price for the Products.

         4.2 TRAINING AND OTHER FEES. Distributor agrees to pay for training, education and other services provided by SMS to Distributor.

5.       GENERAL TERMS AND CONDITIONS

         5.1 TERM OF AGREEMENT. The Initial Term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) months from such date, unless sooner terminated as hereinafter provided. After the Initial Term, this Agreement may be renewed on an annual basis if mutually agreed by both parties in writing prior to the end of the Term. "Term" shall mean the Initial Term together with any agreed renewal periods.

         5.2 RECORDS AND REPORTS. During the Term and for a period of at least one year following termination of this Agreement, Distributor shall keep full, true and accurate records to show: (i) each Dealer's name and address; (ii) each End User's name and address; (iii) the date of shipment and Products shipped to each Dealer; (iii) the date of shipment and Products shipped to each End User; and (iv) a copy of each Dealer and End User order. SMS shall have the right, at its sole cost and expense, on notice to Distributor, to examine such records or to have such records examined by SMS's designated agents during normal business hours.

         5.3      PAYMENTS.

                  (a) Unless otherwise agreed between SMS and the Distributor, terms of payment on all invoices from SMS shall be net thirty (30) days. All payments shall be made in US Dollars to SMS's address for payment indicated on SMS's invoice to Distributor or such other address as advised by SMS on at least 10 days written notice. In addition to such other rights as SMS may have, Distributor shall pay a monthly late charge equal to the lesser of one and one-half percent (1.5%) of the outstanding amount or the maximum amount allowed by law on any invoice rendered by SMS that is not paid when due.

                  (b) All prices listed in the Commercial Terms are exclusive of all taxes, including sales, use or value added taxes where applicable. Upon presentation of invoices by SMS, Distributor shall pay any and all applicable tariffs, duties or taxes (other than franchise and income taxes for which SMS is responsible) imposed or levied by any government or agency, including, without limitation, federal, state and local sales, use, value added and personal property taxes. Any claimed exemption from such tariffs, duties or taxes must be supported by a tax exemption certificate and other proper documentary evidence delivered to SMS.

         5.4      PROPRIETARY INFORMATION AND NON-DISCLOSURE.

                  (a) SMS retains ownership of all intellectual property rights (including but not limited to patents, copyrights, trademarks, service marks, logos or trade names) in and relating to the Products. The Products, the Documentation and all other proprietary information provided by SMS to Distributor hereunder contain and constitute trade secrets, information and data proprietary to and copyrighted by SMS. Neither Distributor or its employees shall cause or allow such information or data to be disclosed to third parties or duplicated except as expressly permitted in this Agreement. Any customizations, enhancements, improvements, translations, derivative works or other modifications of the Products made by Distributor shall belong to SMS and SMS shall have all right, title and intellectual property interest in and to such work. SMS shall have no obligation to support any customizations, extensions or other modifications made to the Products by any third party unless otherwise agreed to by SMS in writing.

                  (b) Distributor acknowledges and agrees that the unauthorized disclosure, use or copying of the Products may cause SMS serious financial loss. Accordingly, in the event of any unauthorized disclosure, use or copying of the Products, Distributor agrees that SMS shall have the right to obtain injunctive or other equitable relief without the posting of any bond in addition to any other damages.

                  (c) Distributor may use the trademarks, trade names, service marks and logos that relate to SMS or the Product (the "Marks") solely in connection with this Agreement; provided that Distributor clearly identifies SMS's ownership of such Marks. The Marks remain the exclusive property of SMS and Distributor will not register the Marks or take any action that jeopardizes SMS's proprietary rights in the Marks. Distributor agrees to cooperate with SMS's instructions and quality control procedures relating to the Marks and shall only use the Marks in unaltered form. SMS reserves the right to require Distributor to discontinue use of any advertising or marketing materials relating to SMS, the Marks or the Products.

         5.5      LIMITED WARRANTY.

                  (a) SMS warrants the Products as set forth in the Commercial Terms. If it is determined that the Products do not perform as warranted, SMS's only responsibility will be to use reasonable efforts, consistent with industry standards, to cure the defect. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, VERBAL, STATUTORY OR OTHERWISE, AND WHETHER ARISING UNDER THIS AGREEMENT OR OTHERWISE ARE HEREBY EXCLUDED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SMS SHALL NOT BE BOUND BY OR LIABLE FOR ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCTS MADE BY DISTRIBUTOR OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES.

                  (b) Except for the Indemnification set forth below in Section 5.6(a), SMS's maximum liability for damages under this Agreement (regardless of the form of action, whether in contract or tort) shall not exceed the amount paid by Distributor to SMS for the Products or services as to which the claim relates.

                  (c) IN NO EVENT SHALL SMS BE LIABLE TO DISTRIBUTOR OR ANY OTHER PARTY, WHETHER IN CONTRACT OR TORT, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL LOSS OR DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE OR DAMAGE TO ANY SURFACE TO WHICH THE PRODUCTS ARE APPLIED), THAT MAY ARISE FROM THE USE, OPERATION OR MODIFICATION OF THE PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES BEING INCURRED.

         5.6      INDEMNIFICATION.

                  (a) SMS, at its expense, shall defend any action brought against Distributor to the extent that it is based on a claim that any Product infringes a third party's copyright or a patent duly issued by the United States of America. SMS shall pay all damages and costs finally awarded against Distributor in such action, provided that SMS is notified in writing of the existence of such claim against Distributor within seven (7) days of Distributor's first learning of the same; and provided that SMS is given full authority to control the defense, costs and settlement of the claim and that SMS receives reasonable cooperation and assistance from Distributor. SMS will not be obligated to defend or otherwise indemnify Distributor in any lawsuit or as to any claim which arises from or relates to any combination of the Product with another product not supplied by SMS, or if such claim is based upon a use of the Product for a purpose for which it was not designed or if the Product has been modified by any party other than SMS. In lieu of the foregoing indemnification obligations, SMS shall have the option, at its expense, either to procure for an End User the right to continue using the Product or to replace or modify the Product so that it is no longer infringing, or, if such options are not reasonably available, to refund to Distributor the amount actually paid by Distributor to SMS for the Product. The foregoing states the entire obligation of SMS with respect to the infringement of intellectual property rights of any third party.

                  (b) Distributor shall indemnify and hold SMS harmless from and against all claims, judgments, awards, costs, expenses, damages and liabilities (including reasonable attorneys' fees) of whatsoever kind and nature that may be asserted, granted or imposed against SMS directly or indirectly arising from or in connection with (i) any claims that any services or products supplied by Distributor other than any unmodified Products provided by SMS infringes any third party intellectual property rights; (ii) any misrepresentation made by Distributor regarding SMS or the Products; and (iii) any warranty, condition, representation, guarantee or indemnity granted by Distributor with respect to the Products in addition to the limited warranty specified in the Section 5.5 of this Agreement titled "Limited Warranty."

         5.7      DEFAULT AND TERMINATION.

                  (a) If this Agreement expires or is terminated by either party, for any reason, Distributor will immediately pay all sums due and owing to SMS.

                  (b) Either party may terminate this Agreement, with or without cause, on thirty (30) days written notice to the other party.

                  (c) If Distributor fails to pay any sum of money due and owing under this Agreement within ten (10) days of written notice thereof from SMS, SMS shall have the right to terminate this Agreement without further notice to Distributor. If either party breaches any of the terms, conditions or provisions of this Agreement, and fails to cure such breach within thirty (30) days after written notice thereof, the other party shall have the right to terminate this Agreement without any further notice.

                  (d) This Agreement may be immediately terminated by SMS if:
         (i) Distributor violates any of the conditions of Section 5.4; (ii) Distributor shall cease business, file for bankruptcy, be adjudged bankrupt or insolvent or commit any other act of bankruptcy; (iii) there is a sale or transfer, whether by operation of law or otherwise, of the direct or indirect control of Distributor; or (iv) there is an attempt by Distributor to assign this Agreement or any right or obligation hereunder without SMS's prior written consent.

                  (e) In the event of a party's uncured breach of this Agreement, the non-breaching party may, in addition to the right to withhold its performance under and/or terminate this Agreement, avail itself of all other rights, remedies and causes of action available at law, in equity or otherwise, against such party for damages as a result of such breach. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

                  (f) Except as set forth below in Section 5.7 (g), upon expiration or termination of this Agreement, Distributor shall immediately return to SMS, at Distributor's expense, all Products not fully paid for by the Distributor, all demonstration copies of the Product, all Documentation and all Product brochures, marketing collateral and materials, together with a certified statement by a duly authorized officer of Distributor stating that all such Demonstration Products and materials and any other confidential information of SMS have been returned to SMS.

                  (g) In the event of any termination of this Agreement (other than termination by SMS under Sections 5.7 (c) or (d) above), Distributor shall be entitled to distribute, for a period not to exceed ninety (90) days, any Products already paid for and held in its inventory as of the termination date, subject to its continuing compliance with all terms of this Agreement, including, but not limited to, the requirements of Section 3.

                  (h) Any expiration or termination of this Agreement shall not prejudice, limit or restrict any other rights or remedies either party may have arising prior to such expiration or termination. SMS shall be under no obligation to refund any amounts paid to SMS by Distributor for any undistributed Products held by Distributor upon any expiration or termination of this Agreement.

                  (i)      In addition to this Section 5.7, Sections 5.4, 5.5,
         5.6 and 5.8 shall survive termination of this Agreement.

         5.8      MISCELLANEOUS.

                  (a) The laws of the State of Florida without reference to principles of conflict of laws shall govern the construction and enforceability of this Agreement. The parties agree that any action arising under or relating to this Agreement or the Products shall lie within the exclusive jurisdiction of the State and Federal Courts located in Sarasota County, Florida. Distributor consents to the exercise of jurisdiction by any such court and agrees that process may be served on Distributor in any such action by mailing same to Distributor at the address set forth above. If either party is compelled to seek judicial enforcement of its rights under this Agreement, the prevailing party in any such action shall be entitled to recover its costs incurred in such action, including reasonable attorneys' fees.

                  (b) Each provision of this Agreement is severable from the entire Agreement, and in the event that any provision is declared invalid or unenforceable, that provision shall be amended if possible to be enforceable, but in any event, the remaining provisions hereof shall remain in effect.

                  (c) All notices and demands of any kind or nature which any party to this Agreement may be required or may desire to serve upon any other in connection with this Agreement shall be in writing and may be served personally or by prepaid certified mail (return receipt requested) or by private mail service (e.g., Federal Express) if a confirmation of delivery is obtained, in either case to the addresses shown on page 1 of this Agreement. Any party hereto may from time to time, by notice in writing served upon the other parties as aforesaid, designate a different mailing address or a different person to which following such service all further notices or demands are thereafter to be addressed.

                  (d) The parties shall be deemed for all purposes to be independent contractors. This Agreement shall not constitute either party the employee, legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

                  (e) No waiver by either party of any default shall operate as a waiver of any other default or of a similar default on a future occasion. No waiver of any term or condition shall be effective unless in writing and signed by the party against whom enforcement of the waiver is sought. Neither party shall be responsible for any failure to perform any obligation hereunder (except a failure to pay) due to causes beyond its reasonable control.

                  (f) Neither party shall be held responsible for any reasonable delay or failure in performance hereunder caused by fires, strikes, embargoes, acts of nature, or other causes beyond their reasonable control.

                  (g) This Agreement (including any attached Exhibits and subsequently executed Commercial Terms Schedules referencing this document) is the complete and exclusive statement of the understanding between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement. The following order of precedence shall control in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any Commercial Terms Schedule: (i) the Commercial Terms Schedule for the applicable Product; and (ii) the terms of this Agreement. Amendments to this Agreement shall not be effective unless they are in writing and signed by authorized representatives of both parties. Distributor may not assign this Agreement or any of its rights hereunder by operation of law or otherwise.

         IN WITNESS WHEREOF, the undersigned authorized representatives of the parties have affixed their signatures as of the Effective Date.

DISTRIBUTOR:
ADvanced ADvertising                    SIGN MEDIA SYSTEMS, INC.
Network, LLC

/S/  Marcus Faller                      /S/  Antonio F. Uccello, III
-------------------                     ----------------------------------------
Name:  Marcus Faller                    Name:  Antonio F. Uccello, III
Managing Member                         President/CEO